UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 26, 2017 (May 23, 2017)

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 26, 2017, Syniverse Holdings, Inc. announced that Jeffrey M. White has been appointed Group Vice President and Chief Revenue Officer, effective immediately. Mr. White has served as Group Vice President, Global Sales of the Company since August 2016. On May 23, 2017, the Compensation Committee of the Board of Directors of Syniverse Corporation approved a compensation package pursuant to which Mr. White will (i) receive an annual base salary of $450,000, (ii) have an opportunity to earn an annual bonus equal to 80% of his base salary if Syniverse achieves the performance objectives set by the Compensation Committee for the applicable year, (iii) be granted an option to purchase 250,000 shares of common stock of Syniverse Corporation and receive 125,000 restricted stock units under the 2011 Equity Incentive Plan and (iv) be awarded a one-time gross lump sum incentive bonus in the amount of $1,000,000. The incentive bonus must be repaid by Mr. White in full in the event he terminates his employment with the Company or the Company terminates his employment for cause within two years of the payment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2017

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/S/ Laura E. Binion
Name:	Laura E. Binion
Title:	Senior Vice President and General Counsel